UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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IPC The Hospitalist Company, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Supplement to the Proxy Statement Dated April 23, 2012

for the Annual Meeting of Stockholders to be Held on June 7, 2012

May 30, 2012

On April 23, 2012, IPC The Hospitalist Company, Inc. (the “Company”) filed a definitive Proxy Statement on Schedule 14A (the “Proxy Statement”) in connection with its 2012 Annual Meeting of Stockholders to be held on June 7, 2012 (the “Annual Meeting”). At the Annual Meeting, the Company is requesting that the stockholders of the Company approve the IPC The Hospitalist Company, Inc. 2012 Equity Participation Plan (the “Plan”), as set forth in Proposal No. 4 of the Proxy Statement. A copy of the Plan is attached as Appendix A to the Proxy Statement.

After mailing the Proxy Statement, the Board of Directors approved an amendment (the “Amendment”) to the proposed Plan to decrease the number of shares that may be granted as awards under the Plan from 2.1 million to 1.8 million shares. Other than the change described above, all other terms of the Plan remain the same as those described in the Proxy Statement. The text of the Amendment is included as Annex A to this Supplement.

The Plan, as amended, will be presented for stockholder approval at the Company’s Annual Meeting and its effectiveness remains conditioned on the receipt of such approval. If a stockholder returns his or her proxy card or votes via the Internet or by telephone at any time (either prior to or after the date of this Supplement) indicating in favor of Proposal No. 4, such vote will constitute a vote in favor of such Proposal, as amended by this Supplement. If any stockholder has already returned his or her properly executed proxy card or voted via the Internet or by telephone and would like to change his or her vote on any matter, such stockholder may revoke his or her proxy before it is voted at the Annual Meeting by submission of a proxy bearing a later date, via the Internet, by telephone, by mail or by attending the Annual Meeting in person and casting a ballot. If any stockholder would like a new proxy or has any questions, he or she should contact Angela Ng, Securities Compliance Manager, 4605 Lankershim Blvd., Ste. 617, North Hollywood, CA 91602, (818) 766-3502.

The information provided above may be deemed “additional soliciting materials” within the meaning of the Securities Exchange Act of 1934, as amended.

Adam D. Singer, M.D.

Chief Executive Officer

Annex A

FIRST AMENDMENT TO THE

IPC THE HOSPITALIST COMPANY, INC.

2012 EQUITY PARTICIPATION PLAN

WHEREAS, the Board of Directors of IPC The Hospitalist Company, Inc. (“Company”) has adopted the IPC The Hospitalist Company, Inc. 2012 Equity Participation Plan (the “Plan”), subject to stockholder approval at the Company’s annual meeting scheduled for June 7, 2012; and

WHEREAS, the Company considers it desirable to amend the Plan to reduce the number of shares of Company common stock to be available for awards granted under the Plan.

NOW, THEREFORE, by virtue and in exercise of the power reserved to the Board of Directors of the Company by Section 5.2 of the Plan, the Plan hereby is amended by deleting the reference to “2,100,000 shares,” where it appears in Section 1.5 of the Plan, and inserting a reference to “1,800,000 shares” in its place.

IN WITNESS WHEREOF, the foregoing amendment was duly adopted by the Board of Directors this 30th day of May 2012.

IPC The Hospitalist Company, Inc.

Date: May 30, 2012

	By:	/s/ Devra G. Shapiro
	Its:	Chief Administrative Officer & Corporate Secretary

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